EX-99.e.1.a

Schedule A

Underwriting Agreement

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Effective November 21, 2016

Name of Fund

Aberdeen Global Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Equity Long-Short Fund
Aberdeen Diversified Income Fund
Aberdeen Dynamic Allocation Fund
Aberdeen Diversified Alternatives Fund
Aberdeen U.S. Small Cap Equity Fund (formerly Aberdeen US Small Cap Fund)
Aberdeen Tax-Free Income Fund
Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)
Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)
Aberdeen Asia Bond Fund
Aberdeen International Equity Fund
Aberdeen Emerging Markets Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)
Aberdeen Emerging Markets Debt Fund
Aberdeen Japanese Equities Fund
Aberdeen U.S. Mid Cap Equity Fund

[Signature Page to Amended Schedule A to Underwriting Agreement between Aberdeen Funds and Aberdeen Fund Distributors, LLC]

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN FUND DISTRIBUTORS, LLC

By:	/s/ Raoul Clark
Name:	Raoul Clark
Title:	Authorized Signer